EXHIBIT 21
SUBSIDIARIES OF REGISTRANT
     FLO TV Incorporated, a Delaware Corporation, is a wholly-owned subsidiary of the Company. FLO TV does business under its own name. The Company consolidates FLO TV in its financial statements.
     QUALCOMM Global Trading, Inc. (QGT), a British Virgin Islands corporation, is a wholly-owned subsidiary of the Company. QGT and its subsidiaries, Global Wireless Application Services Private Limited, incorporated in India, QUALCOMM Asia Pacific Pte. Ltd., incorporated in Singapore, QUALCOMM Canada Inc., incorporated in Canada, QUALCOMM CDMA Technologies Asia-Pacific Pte. Ltd., incorporated in Singapore, QUALCOMM CDMA Technologies GmbH, incorporated in Germany, QUALCOMM CDMA Technologies (Korea) Y.H., incorporated in South Korea, QUALCOMM CDMA Technologies Malaysia SDN.BHD, incorporated in Malaysia, QUALCOMM CDMA Technologies, T.Y.K., incorporated in Japan, QUALCOMM Communication Technologies Ltd., incorporated in Taiwan, QUALCOMM Finland Oy, incorporated in Finland, QUALCOMM GT Holdings, Inc., incorporated in the British Virgin Islands, QUALCOMM India Private Limited, incorporated in India, QUALCOMM Italia S.r.l., incorporated in Italy, QUALCOMM Mauritius Holdings Limited, incorporated in Mauritius, QUALCOMM Netherlands B.V., incorporated in the Netherlands, QUALCOMM (UK) Limited, incorporated in the United Kingdom, QUALCOMM Wireless Semi Conductor Technologies Limited, incorporated in China, Spike Technologies LLC, registered in California, Wireless Broadband Business Services (Delhi) Private Limited, incorporated in India, Wireless Broadband Business Services (Haryana) Private Limited, incorporated in India, Wireless Broadband Business Services (Kerala) Private Limited, incorporated in India, and Wireless Business Services Private Limited, incorporated in India, do business under their own names. The Company consolidates QGT in its financial statements.
     The names of other subsidiaries are omitted. Such subsidiaries would not, if considered in the aggregate as a single subsidiary, constitute a significant subsidiary within the meaning of Item 601(b)(21)(ii) of Regulation S-K.